ISSUER FREE WRITING PROSPECTUS NO. 1114BI Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated February 18, 2011 Deutsche Bank AG Trigger Autocallable Optimization Securities

$ Deutsche Bank AG Securities Linked to the common stock of Apache Corporation due on or about March 1, 2012

$ Deutsche Bank AG Securities Linked to the common stock of Weatherford International Ltd. due on or about March 1, 2012

Investment Description

Trigger Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured debt obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock of a specific company described herein (each, an “Underlying Stock”). The Securities are designed for investors who want to express a neutral or bullish view on the Underlying Stock. If the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price on any Observation Date (including the Final Valuation Date), Deutsche Bank AG will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return based on the Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not automatically called and the Final Stock Price is not less than the Trigger Price, at maturity Deutsche Bank AG will pay you an amount equal to your initial investment. However, if the Securities are not automatically called and the Final Stock Price is less than the Trigger Price, Deutsche Bank AG will pay you less than your initial investment resulting in a loss of 1.00% for every 1.00% decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances you will lose a significant portion, and could lose all, of your initial investment. You will not receive interest payments during the term of the Securities. Investing in the Securities is subject to significant risks, including the risk of losing your entire initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of principal provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features

❑

Call Return — If the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price on any Observation Date (including the Final Valuation Date), we will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return based on the Call Return Rate specified below. The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors will have downside market exposure to the Underlying Stock at maturity, subject to any contingent repayment of principal.

❑

Contingent Repayment of Principal at Maturity — If you hold the Securities to maturity and the Final Stock Price is not less than the Trigger Price, we will pay you your initial investment at maturity. If the Final Stock Price is less than the Trigger Price, however, Deutsche Bank AG will repay less than the principal amount, resulting in a loss that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. The contingent repayment of principal applies only at maturity. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of principal at maturity, is subject to the creditworthiness of the Issuer.

Key Dates1

Trade Date	February 23, 2011

Settlement Date	February 28, 2011

Final Valuation Date[2]	February 24, 2012

Maturity Date[2]	March 1, 2012

[1]	Expected.
[2]	See page 3 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering two separate Trigger Autocallable Optimization Securities (each, a “Security”). Each Security is linked to the performance of the common stock of a different company, and each may have a different Call Return Rate, Initial Stock Price and Trigger Price. The Call Return Rate, Initial Stock Price and Trigger Price for each Security will be determined on the Trade Date. The Securities are our unsubordinated and unsecured debt obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.

Underlying Stock	Call Return Rate	Initial Stock Price	Trigger Price	CUSIP/ISIN
Common stock of Apache Corporation (Ticker: APA)	14.25% - 17.25% per annum		80.00% of the Initial Stock Price	25154P 12 1 / US25154P1214
Common stock of Weatherford International Ltd. (Ticker: WFT)	16.25% - 20.25% per annum		75.00% of the Initial Stock Price	25154P 11 3 / US25154P1131

See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in product supplement BI dated February 17, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 29, 2009 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BI. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to the Common Stock of Apache Corporation		$$10.00		$$0.125		$$9.875
Securities Linked to the Common Stock of Weatherford International Ltd.		$$10.00		$$0.125		$$9.875

(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this free writing prospectus, together with product supplement BI dated February 17, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BI dated February 17, 2011:

http://www.sec.gov/Archives/edgar/data/1159508/000119312511039258/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase Securities.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 4 of this free writing prospectus and “Risk Factors” on page 6 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:

♦	You believe the Closing Price of the Underlying Stock will be greater than or equal to the Initial Stock Price on any Observation Date, including the Final Valuation Date.

♦

You can tolerate the loss of some or all of your investment and are willing to expose your investment to the full downside performance of the Underlying Stock if the Securities are not automatically called and the Final Stock Price is less than the Trigger Price.

♦

You are willing and able to hold Securities that will be called on the earliest Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price, and you are otherwise willing and able to hold the Securities to maturity for a term of 1 year, and are not seeking an investment for which there will be an active secondary market.

♦

You understand and accept that you will not participate in any appreciation in the price of the Underlying Stock and you are willing to make an investment the return of which is limited to the applicable Call Return.

♦

You would be willing to invest in the Securities if the applicable Call Return Rate was set equal to the bottom of the range specified on the cover hereof (the actual Call Return Rate for each Security will be set on the Trade Date).

♦	You do not seek current income from this investment and are willing to forgo any dividends paid on the Underlying Stock.

♦

You are comfortable with the creditworthiness of Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you including any repayment of principal at maturity or upon an earlier automatic call.

The Securities may not be suitable for you if, among other considerations:

♦	You do not believe that the Closing Price of the Underlying Stock will be greater than or equal to the Initial Stock Price on any Observation Date.

♦	You believe the Securities will not be called and the Final Stock Price will be less than the Trigger Price.

♦	You seek an investment that is designed to return the full amount of your initial investment at maturity.

♦

You cannot tolerate the loss of a substantial portion or all of your investment and you are not willing to make an investment in which you could have the same downside market risk as the Underlying Stock.

♦	You seek an investment that participates in the full appreciation in the price of the Underlying Stock or that has unlimited return potential.

♦

You would be unwilling to invest in the Securities if the applicable Call Return Rate was set equal to the bottom of the range specified on the cover hereof (the actual Call Return Rate for each Security will be set on the Trade Date).

♦

You are unwilling or unable to hold Securities that will be called on any Observation Date on which the Closing Price of the Underlying Stock is greater than or equal to the Initial Stock Price, or you are otherwise unable or unwilling to hold the Securities to maturity for a term of 1 year, and seek an investment for which there will be an active secondary market.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦	You seek current income from this investment or you prefer to receive dividends paid on the Underlying Stock.

♦

You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any repayment of principal at maturity or upon an earlier automatic call.

Indicative Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	$10.00 per Security (subject to a minimum purchase of 100 Securities, or $1,000)

Term	1 year, subject to an automatic call

Trade Date[1]	February 23, 2011

Settlement Date[1]	February 28, 2011

Final Valuation Date[1,2]	February 24, 2012

Maturity Date[1,3]	March 1, 2012

Underlying Stocks	Common stock of Apache Corporation (Ticker: APA) Common stock of Weatherford International Ltd. (Ticker: WFT)

Call Feature

The Securities will be automatically called if the Closing Price of the relevant Underlying Stock on any Observation Date is greater than or equal to the Initial Stock Price. If the Securities are called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.

Observation Dates[1,2]

Monthly, on March 23, 2011, April 25, 2011, May 23, 2011, June 23, 2011, July 25, 2011, August 23, 2011, September 23, 2011, October 24, 2011, November 23, 2011, December 23, 2011, January 23, 2012 and February 24, 2012 (the “Final Valuation Date”).

Call Settlement Dates	Four business days following the relevant Observation Date

Call Return and Call Return Rate

The Call Return increases the longer the Securities are outstanding and is based upon the applicable Call Return Rate as listed below (the actual Call Return Rate for each Security will be set on the Trade Date).

Call Price

The Call Price equals the principal amount per Security plus the product of the principal amount per Security and the applicable Call Return. The tables below reflect the anticipated Call Return Rate ranges for each Underlying Stock.

Securities linked to the common stock of Apache Corporation

Observation Dates	Call Return*	Call Price* (per $10.00 Security)
March 23, 2011	1.188% to 1.438%	$10.119 to $10.144
April 25, 2011	2.375% to 2.875%	$10.238 to $10.288
May 23, 2011	3.563% to 4.313%	$10.356 to $10.431
June 23, 2011	4.750% to 5.750%	$10.475 to $10.575
July 25, 2011	5.938% to 7.188%	$10.594 to $10.719
August 23, 2011	7.125% to 8.625%	$10.713 to $10.863
September 23, 2011	8.313% to 10.063%	$10.831 to $11.006
October 24, 2011	9.500% to 11.500%	$10.950 to $11.150
November 23, 2011	10.688% to 12.938%	$11.069 to $11.294
December 23, 2011	11.875% to 14.375%	$11.188 to $11.438
January 23, 2012	13.063% to 15.813%	$11.306 to $11.581
February 24, 2012	14.250% to 17.250%	$11.425 to $11.725
(Final Valuation Date)
Securities linked to the common stock of Weatherford International Ltd.
Observation Dates	Call Return*	Call Price* (per $10.00 Security)
March 23, 2011	1.354% to 1.688%	$10.135 to $10.169
April 25, 2011	2.708% to 3.375%	$10.271 to $10.338
May 23, 2011	4.063% to 5.063%	$10.406 to $10.506
June 23, 2011	5.417% to 6.750%	$10.542 to $10.675
July 25, 2011	6.771% to 8.438%	$10.677 to $10.844
August 23, 2011	8.125% to 10.125%	$10.813 to $11.013
September 23, 2011	9.479% to 11.813%	$10.948 to $11.181
October 24, 2011	10.833% to 13.500%	$11.083 to $11.350
November 23, 2011	12.188% to 15.188%	$11.219 to $11.519
December 23, 2011	13.542% to 16.875%	$11.354 to $11.688
January 23, 2012	14.896% to 18.563%	$11.490 to $11.856
February 24, 2012	16.250% to 20.250%	$11.625 to $12.025
(Final Valuation Date)

*	Based on a per annum range of Call Return Rates. The actual Call Return Rate for each Security will be set on the Trade Date. The Call Return and Call Price have been rounded for ease of analysis.

Payment at Maturity (per $10.00 Security)

If the Securities are not automatically called and the Final Stock Price is greater than or equal to the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity equal to $10.00 per $10.00 face amount of Securities.

If the Securities are not automatically called and the Final Stock Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than the principal amount of $10.00 per Security equal to:

$10.00 + ($10.00 x Underlying Stock Return);

Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment in an amount proportionate to the negative Underlying Stock Return.

Underlying Stock Return	For each Security: Final Stock Price – Initial Stock Price Initial Stock Price

Trigger Price

For the Securities linked to the common stock of Apache Corporation, 80.00% of the Initial Stock Price

For the Securities linked to the common stock of Weatherford International Ltd., 75.00% of the Initial Stock Price

Closing Price

On any trading day, the last reported sale price of the relevant Underlying Stock on the relevant exchange multiplied by the then-current relevant Stock Adjustment Factor, as determined by the calculation agent.

Initial Stock Price	The Closing Price of one share of the relevant Underlying Stock on the Trade Date.

Final Stock Price	The Closing Price of one share of the relevant Underlying Stock on the Final Valuation Date.

Stock Adjustment Factor

Initially 1.0 for each Underlying Stock, subject to adjustment for certain actions affecting each Underlying Stock. See “Description of Securities — Anti-dilution Adjustments” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY CONTINGENT REPAYMENT OF PRINCIPAL AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Under these circumstances, you will lose some or all of your principal in an amount proportionate to the negative Underlying Stock Return.

[1]

In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed so that the stated term of the Securities remains the same.

[2]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[3]	In the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Stock. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Stock Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Stock Price is greater than or equal to the Trigger Price, Deutsche Bank AG will pay you the principal amount of the Securities. However, if the Securities are not automatically called on any Observation Date and the Final Stock Price is less than the Trigger Price, you will be fully exposed to any negative Underlying Stock Return, resulting in a loss of principal that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Accordingly, you could lose your entire initial investment.

♦

APPRECIATION POTENTIAL IS LIMITED TO THE CALL RETURN — The appreciation potential of the Securities is limited to the applicable Call Return which is based on a Call Return Rate of between 14.25% and 17.25% per annum for the Securities linked to the common stock of Apache Corporation and between 16.25% and 20.25% per annum for the Securities linked to the common stock of Weatherford International Ltd., regardless of the performance of the Underlying Stock. The actual Call Return for each Security will be set on the Trade Date. In addition, since the Call Return increases the longer the Securities are outstanding and the Securities could be called as early as the first monthly Observation Date, the term of your investment could be cut short, and your return on the Securities would then be less than if the Securities were called at a later date. As a result, an investment directly in the Underlying Stock could provide a better return than an investment in the Securities.

♦

CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE SECURITIES TO MATURITY — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative your initial investment even if the Underlying Stock price is above the Trigger Price .

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Securities are unsubordinated and unsecured debt obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any payment upon an automatic call and any contingent repayment of principal provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦

REINVESTMENT RISK — If your Securities are called early, the holding period over which you would receive the applicable Call Return which is based on a Call Return Rate of between 14.25% and 17.25% per annum for the Securities linked to the common stock of Apache Corporation and between 16.25% and 20.25% per annum for the Securities linked to the common stock of Weatherford International Ltd. (to be determined on the Trade Date) could be as little as one month. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦

HIGHER CALL RETURN RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Underlying Stock reflects a higher expectation as of the Trade Date that the price of such stock could close below the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Call Return Rate for the Securities. However, while the Call Return Rate is set on the Trade Date, the Underlying Stock’s volatility can change significantly over the term of the Securities. The price of the Underlying Stock could fall sharply, which could result in a significant loss of your initial investment.

♦	NO COUPON PAYMENTS — Deutsche Bank AG will not pay any interest or coupon payments with respect to the Securities.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Underlying Stock and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS or its affiliates, may also engage in trading in instruments linked to the Underlying Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying Stock. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the Securities.

♦

NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stock would have.

♦

INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN THE UNDERLYING STOCK — The return on your Securities may not reflect the return you would realize if you directly invested in the Underlying Stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Underlying Stock would have. Furthermore, you will not participate in any potential appreciation of the Underlying Stock, which could be substantial.

♦

SINGLE STOCK RISK — The price of the Underlying Stock can rise or fall sharply due to factors specific to the Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about each Underlying Stock and its issuer, please see “The Underlying Stock,” “Apache Corporation” and “Weatherford International Ltd.” in this free writing prospectus and each issuer’s SEC filings referred to in those sections.

♦

IF THE PRICE OF THE UNDERLYING STOCK CHANGES, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your Securities may trade quite differently from the Underlying Stock. Changes in the market price of the Underlying Stock may not result in a comparable change in the value of your Securities.

♦

THE SECURITIES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity or Call Price due upon an automatic call described in this free writing prospectus is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — We expect that, generally, the price of the Underlying Stock, volatility of the Underlying Stock, factors specific to the issuer of the Underlying Stock, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Securities more than other factors. However, the value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Securities;

♦	the market price and dividend rates of the Underlying Stock and the stock market generally;

♦	interest and yield rates in the market generally and in the markets of the Underlying Stock;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the Underlying Stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Stock, may adversely affect the market price of the Underlying Stock and therefore, the value of the Securities.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Underlying Stock, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Stock Price of the Underlying Stock and Payment at Maturity or Call Price due upon an automatic call based on Closing Price of the Underlying Stock in the market. The calculation agent can postpone the determination of the Closing Price of the Underlying Stock if a market disruption event occurs on any of the Observations Dates.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE FINAL STOCK PRICE AND THE VALUE OF SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Stock to which the Securities are linked.

♦

THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Underlying Stock. See “Description of Securities — Anti-Dilution Adjustments” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

♦

THERE IS NO AFFILIATION BETWEEN THE ISSUER OF THE UNDERLYING STOCK AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the issuer of either Underlying Stock (each, an “Underlying Stock Issuer”). However, we and our affiliates may currently or from time to time in the future engage in business with the Underlying Stock Issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Underlying Stock and the Underlying Stock Issuer. You, as an investor in the Securities, should make your own investigation into the Underlying Stock and the Underlying Stock Issuer. The Underlying Stock Issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The Underlying Stock Issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

PAST PERFORMANCE OF THE UNDERLYING STOCK IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Underlying Stock may bear little relation to the historical prices of the Underlying Stock, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Underlying Stock.

♦

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR —There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following table and hypothetical examples below illustrate the Payment at Maturity or Call Price due upon an automatic call for a hypothetical range of performance for the Underlying Stock. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of either Underlying Stock relative to its Initial Stock Price. We cannot predict the Final Stock Price or the Closing Price of either Underlying Stock on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of either Underlying Stock. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity or Call Price due upon an automatic call per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	1 year, subject to an automatic call
Hypothetical Initial Stock Price*:	$120.00
Hypothetical Trigger Price*:	$96.00 (80.00% of the hypothetical Initial Stock Price)
Hypothetical Call Return Rate*:	15.75% per annum (or 1.313% per month)
Hypothetical Call Return and Call Prices:

Observation Dates	Call Return*	Call Price*
March 23, 2011	1.313%	$10.131
April 25, 2011	2.625%	$10.263
May 23, 2011	3.938%	$10.394
June 23, 2011	5.250%	$10.525
July 25, 2011	6.563%	$10.656
August 23, 2011	7.875%	$10.788
September 23, 2011	9.188%	$10.919
October 24, 2011	10.500%	$11.050
November 23, 2011	11.813%	$11.181
December 23, 2011	13.125%	$11.313
January 23, 2012	14.438%	$11.444
February 24, 2012 (Final Valuation Date)	15.750%	$11.575

*	Based on a hypothetical Call Return Rate of 15.75% per annum. The actual Initial Stock Price, Trigger Price, Call Return, Call Return Rate and Call Price for each Security will be set on the Trade Date.

Example 1—The Closing Price of the Underlying Stock on the first Observation Date is $130.00, which is greater than the Initial Stock Price of $120.00—the Securities are called.

Because the Closing Price of the Underlying Stock on the first Observation Date is greater than or equal to the Initial Stock Price, the Securities are automatically called and Deutsche Bank AG will pay you on the applicable Call Settlement Date the Call Price of $10.131 per Security, representing a 1.313% return on the Securities.

Example 2—The Securities have not been automatically called prior to the Final Valuation Date and the Final Stock Price of $130.00 is greater than the Initial Stock Price of $120.00—the Securities are called.

Because the Securities were not previously called and the Final Stock Price is greater than or equal to the Initial Stock Price, the Securities are automatically called on the Final Valuation Date and Deutsche Bank AG will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date) the Call Price of $11.575 per Security, representing a 15.750% return on the Securities.

Example 3—The Closing Price of the Underlying Stock is not equal to or greater than the Initial Stock Price on any of the Observation Dates and the Final Stock Price of $100.00 is greater than the Trigger Price of $96.00—the Securities are NOT called.

Because the Closing Price of the Underlying Stock on all of the Observation Dates is not equal to or greater than the Initial Stock Price, the Securities are not automatically called. Because the Final Stock Price is not less than the Trigger Price, Deutsche Bank AG will pay you a Payment at Maturity equal to $10.00 per $10.00 Security.

Example 4—The Securities have not been automatically called prior to the Final Valuation Date and the Final Stock Price of $48.00 is less than the Trigger Price of $96.00—the Securities are NOT called.

Because the Securities are not called and the Final Stock Price is less than the Trigger Price, your initial investment will be fully exposed to any decline in the Final Stock Price as compared to the Initial Stock Price. Accordingly, Deutsche Bank AG will pay you a Payment at Maturity calculated as follows:

$10.00 + ($10.00 × Underlying Stock Return) =

$10.00 + ($10.00 × -60%) = $4.00

If the Securities are not automatically called and the Final Stock Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Stock Return, resulting in a loss that is proportionate to the decline in the Final Stock Price as compared to the Initial Stock Price. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment. Any payment on the Securities, including any payment upon an automatic call and any contingent repayment of principal at maturity, is subject to the creditworthiness of the Issuer.

The Underlying Stock

All disclosures contained in this free writing prospectus regarding each Underlying Stock are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Underlying Stock contained in this free writing prospectus. You should make your own investigation into each Underlying Stock.

Included on the following pages is a brief description of each Underlying Stock Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of each Underlying Stock as an indication of future performance. Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by each Underlying Stock Issuer with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by each Underlying Stock Issuer under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Apache Corporation

According to publicly available information, Apache Corporation explores for, develops, and produces natural gas, crude oil, and natural gas liquids. Information filed by Apache Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04300, or its CIK Code: 0000006769. The common stock of Apache Corporation is traded on the New York Stock Exchange under the symbol “APA.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Apache Corporation, based on daily closing prices on the primary exchange for Apache Corporation, as reported by Bloomberg. Apache Corporation’s closing price on February 16, 2011 was $120.51. The actual Initial Stock Price will be the closing price of Apache Corporation’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2006	3/31/2006	$75.46	$63.91	$65.45
4/1/2006	6/30/2006	$75.15	$57.18	$68.19
7/1/2006	9/30/2006	$71.02	$60.43	$63.14
10/1/2006	12/31/2006	$69.87	$60.69	$66.45
1/1/2007	3/31/2007	$72.90	$63.10	$70.64
4/1/2007	6/30/2007	$87.22	$71.73	$81.52
7/1/2007	9/30/2007	$91.88	$73.52	$89.98
10/1/2007	12/31/2007	$110.21	$89.08	$107.44
1/1/2008	3/31/2008	$122.39	$91.25	$120.82
4/1/2008	6/30/2008	$146.80	$123.18	$139.00
7/1/2008	9/30/2008	$133.19	$91.26	$104.28
10/1/2008	12/31/2008	$90.48	$61.55	$74.53
1/1/2009	3/31/2009	$85.68	$51.38	$64.09
4/1/2009	6/30/2009	$86.00	$62.73	$72.15
7/1/2009	9/30/2009	$94.65	$66.12	$91.83
10/1/2009	12/31/2009	$105.13	$89.95	$103.17
1/1/2010	3/31/2010	$108.80	$97.19	$101.50
4/1/2010	6/30/2010	$109.87	$82.85	$84.19
7/1/2010	9/30/2010	$98.47	$82.75	$97.76
10/1/2010	12/31/2010	$119.92	$97.01	$119.23
1/1/2011	2/16/2011	$127.56	$114.84	$120.51

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2011 includes data for the period through February 16, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of the common stock of Apache Corporation from January 1, 2006 through February 16, 2011, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. provides equipment and services used for the drilling, completion, and production of oil and natural gas wells. Information filed by Weatherford International Ltd. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34258, or its CIK Code: 0001453090. The common stock of Weatherford International Ltd. is traded on the New York Stock Exchange under the symbol “WFT.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Weatherford International Ltd., based on daily closing prices on the primary exchange for Weatherford International Ltd., as reported by Bloomberg. Weatherford International Ltd.’s closing price on February 16, 2011 was $25.31. The actual Initial Stock Price will be the closing price of Weatherford International Ltd.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2006	3/31/2006	$22.93	$19.13	$22.88
4/1/2006	6/30/2006	$29.07	$22.28	$24.81
7/1/2006	9/30/2006	$25.66	$19.06	$20.86
10/1/2006	12/31/2006	$23.24	$19.79	$20.90
1/1/2007	3/31/2007	$23.41	$18.46	$22.55
4/1/2007	6/30/2007	$29.18	$23.22	$27.62
7/1/2007	9/30/2007	$34.86	$25.49	$33.59
10/1/2007	12/31/2007	$35.79	$28.92	$34.30
1/1/2008	3/31/2008	$37.49	$28.13	$36.24
4/1/2008	6/30/2008	$49.59	$37.34	$49.59
7/1/2008	9/30/2008	$44.21	$18.53	$25.14
10/1/2008	12/31/2008	$20.00	$8.68	$10.82
1/1/2009	3/31/2009	$14.31	$9.22	$11.07
4/1/2009	6/30/2009	$23.44	$12.28	$19.56
7/1/2009	9/30/2009	$22.61	$17.37	$20.73
10/1/2009	12/31/2009	$20.58	$15.74	$17.91
1/1/2010	3/31/2010	$20.47	$14.97	$15.86
4/1/2010	6/30/2010	$18.48	$12.73	$13.14
7/1/2010	9/30/2010	$17.40	$13.07	$17.10
10/1/2010	12/31/2010	$22.87	$16.81	$22.80
1/1/2011	2/16/2011*	$25.39	$21.85	$25.31

*	As of the date of this free writing prospectus, available information for the first calendar quarter of 2011 includes data for the period through February 16, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of the common stock of Weatherford International Ltd. from January 1, 2006 through February 16, 2011, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the Securities are uncertain, we believe the Securities should be treated as prepaid financial contracts for U.S. federal income tax purposes. Under this treatment, (i) you should not recognize taxable income or loss prior to the maturity of your Securities, other than pursuant to a sale or exchange (including a call), and (ii) your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. If, however, the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the tax treatment described in this free writing prospectus and the accompanying product supplement.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. Individuals who purchase the Securities should consult their tax advisers regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

Neither we nor UBS Financial Services Inc. provides any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.125 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.